SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Pinnacle Data Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PINNACLE DATA SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2009

To the Shareholders of

PINNACLE DATA SYSTEMS, INC.

The Annual Meeting of Shareholders of Pinnacle Data Systems, Inc., an Ohio corporation (the “Company”), will be held at the Company’s headquarters located at 6600 Port Road, Groveport, Ohio 43125 (NOTE: the Annual Meeting will be held at the Company’s headquarters and not at the Blue Moon Event Center as in previous years) on Tuesday, May 12, 2009, at 9:00 a.m. local time, for the following purposes:

1.	To elect three Class I Directors.

2.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The close of business on March 17, 2009 has been established as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Please sign and return the enclosed proxy promptly so that your shares will be represented at the meeting. A return addressed envelope, which requires no postage, is enclosed. If you are able to attend the meeting, are the registered owner (in other words you do not hold your shares in street name), and wish to vote in person, at your request we will cancel your proxy.

By Order of the Board of Directors

/s/ Nicholas J. Tomashot
Nicholas J. Tomashot
Corporate Secretary

Groveport, Ohio

April 2, 2009

PINNACLE DATA SYSTEMS, INC.

PROXY STATEMENT

GENERAL

This proxy statement is being furnished to the holders of common shares, without par value, of the Company in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Company’s Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's headquarters at 6600 Port Road, Groveport, Ohio 43125 on Tuesday, May 12, 2009, at 9:00 a.m. local time, for the purposes set forth on the accompanying Notice of Annual Meeting.

The approximate date on which this proxy statement and the form of proxy will be first sent to shareholders is April 2, 2009. On such date, the proxy statement and annual report to shareholders will also be available to shareholders on the Company’s website at www.pinnacle.com in the “Investor Relations” section.

PROXIES AND VOTING

The close of business on March 17, 2009 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. On the record date, 7,825,099 common shares were outstanding and entitled to vote. Each share is entitled to one vote.

Only shareholders of record are entitled to vote. If you are a beneficial owner of the Company’s common shares, you must provide instructions on voting to your nominee holder. In most cases, this is your broker or its nominee, and is the person that sent you this proxy statement and other information.

All shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the Company’s nominees for directors. The record owner may revoke any proxy at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder’s presence at the Annual Meeting will not by itself revoke the proxy.

The shareholders of record that are present at the Annual Meeting, whether in person or by proxy, will constitute a quorum. Consequently, the Company need not count abstentions or broker non-votes to determine whether a quorum is present. A “broker non-vote” is a term used to describe a vote that a broker or other record owner that holds shares in street name is not authorized to cast because the broker has not received voting instructions from its customer, the beneficial owner, and does not have discretion to vote without such instructions or, if the broker does have such discretion, does not cast.

Directors are elected by a plurality of votes, and thus the nominees who receive the highest number of votes will be elected (shareholders do not have the right to cumulate their votes in electing directors). As a result, assuming the nominees for director named in this proxy statement receive at least one vote and there is no competing slate of directors proposed for election, abstentions and broker non-votes will not have any effect on the election of directors.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, all shares represented by proxies, unless otherwise specified, will be voted to elect the three Class I Directors nominated below to a two-year term expiring in 2011. Each of the nominees presently is a director of the Company, and each of the nominees has consented to be named in this proxy statement and to serve if elected.

The number of Class I and Class II Directors has been fixed at four each. Proxies cannot be voted at the Annual Meeting for a greater number of individuals than the three nominees named in this proxy statement. The following is information about the three individuals nominated by the Board of Directors for election as Class I Directors:

Class I Directors

(Nominees for Election)

Name of Director and Position with the Company	Age	Principal Occupation(s) During the Past Five Years	Director of the Company Since
Carl J. Aschinger, Jr. Director	70	Chairman of CSC Worldwide, a manufacturer of store fixtures for the supermarket, food service and specialty retail marketplace. Has served as a senior officer of CSC Worldwide for 36 years. Other Directorships include Neoprobe Corporation.	2004

Hugh C. Cathey Director	58	A principal of Columbus-Partners, a provider of management and financial services to early-stage telecom and software companies, since 2002. President of the Western Region for Qwest Communications International’s local exchange telecom business from 2000 to 2002. From 1996 to 2000, President of Nextlink Ohio, a publicly traded competitive local exchange company.	2001

Benjamin Brussell Director	48	President of Generation Management Company in Boulder, Colorado, since 2001. From 1998 to 2001, served as Vice President, Corporate Development of Plantronics, a manufacturer of communications products. From 1990 to 1998, he served in various positions with Storage Technology Corporation, a manufacturer of data storage systems, most recently serving as Vice President of Corporate Development.	2006

The following is information about directors whose terms of office continue after the Annual Meeting:

Class II Directors

(Terms Expiring in 2010)

Name of Director and Position with the Company	Age	Principal Occupation(s) During the Past Five Years	Director of the Company Since
John D. Bair Chairman of the Board of Directors and Chief Technology and Innovation Officer	43	Chairman since 1996. Chief Technology and Innovation Officer since 2006. Chief Executive Officer of the Company from 1996 to 2006. President of the Company from 1998 to 2004. An original founder of the Company in 1989.	1989

Thomas M. O’Leary Director	65	Retired from AT&T Corp./Lucent Technologies, Inc. in 1996. Business consultant since 1996.	1996

Ralph V. Roberts Director	61	Senior Vice President of Marketing for Worthington Industries, Inc., a global steel processor and manufacturer of metals related products, since 2001. Also serves as President, Worthington Integrated Building Systems, LLC, a subsidiary of Worthington Industries.	2008

Michael R. Sayre Director, President and Chief Executive Officer	52	President and Chief Executive Officer of the Company since 2006. Served as Interim Chief Financial Officer, Treasurer and Corporate Secretary during 2008. Executive Vice President, Chief Financial Officer and Treasurer from 2001 to 2006. Served as Interim Corporate Secretary of the Company from 2003 to 2004.	2001

Board of Directors Committees and Meetings

The Board of Directors held four (4) meetings and took action by written consent three (3) times during 2008. A majority of the Board of Directors is independent, as required by and defined in applicable listing standards of NYSE Amex (formerly the American Stock Exchange). The independent directors include Carl J. Aschinger Jr., Benjamin Brussell, Hugh C. Cathey, Thomas M. O’Leary and Ralph V. Roberts (who was appointed effective August 12, 2008) . The Board of Directors has affirmatively determined that none of the directors, other than Michael R. Sayre and John D. Bair, has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of such directors. For such independent directors, there were no transactions, relationships or arrangements not disclosed in the section of this proxy entitled “Certain Relationships and Related Transactions” considered by the Board in determining such independence. No director attended less than 75% of the aggregate meetings of the Board of Directors during the time such individual was a director, and of the committees on which such director served during the time such director was a member of such committee. The Board of Directors has an Audit Committee, Compensation Committee, Finance/Transactions Committee, and a Governance and Nominating Committee. The Board has no other standing committees. On July 30, 2003, the Board of Directors adopted the Code of Business Conduct and Ethics and Conflicts of Interest Policy for officers and the Board of Directors, which was amended by the Board on June 1, 2004 in accordance with applicable listing standards of NYSE Amex to be applicable to all directors, officers and employees of the Company. A copy of this amended Code of Business Conduct and Ethics and Conflict of Interests Policy is available on the Company’s website at www.pinnacle.com in the “Investor Relations” section.

Annual Meeting Attendance

The Company does not have a formal policy regarding the attendance by members of the Board of Directors at its annual meetings of shareholders although each director nominee is required to attend, and all Board members are encouraged to attend annual meetings of the Company. Last year, six (all) of the Board members attended the 2008 Annual Meeting of Shareholders.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. They are the Audit Committee, the Compensation Committee, the Finance/Transactions Committee, and the Governance and Nominating Committee. The Audit Committee, Compensation Committee, and Governance and Nominating Committee are comprised solely of non-employee, independent directors, as required by and defined in applicable listing standards of NYSE Amex. The Finance/Transactions Committee is comprised of two independent directors and the CEO, which is consistent with the applicable listing standards of NYSE Amex. The Corporate Governance Guidelines adopted by the Board of Directors and the charters for all Committees are available on the Company’s website at www.pinnacle.com in the “Investor Relations” section. The guidelines and charters also are available in print to any shareholder who requests them. The table below shows current membership for each of the standing Board committees.

Audit Committee	Compensation Committee	Finance/Transactions Committee	Governance and Nominating Committee
Carl J. Aschinger Jr.*	Hugh C. Cathey*	Benjamin Brussell*	Carl J. Aschinger Jr.
Benjamin Brussell	Thomas M. O’Leary	Hugh C. Cathey	Benjamin Brussell*
Thomas M. O’Leary	Ralph V. Roberts	Michael R. Sayre	Hugh C. Cathey

*	Committee Chairman

The Board of Directors established an Audit Committee in June 2000, the functions of which are described below in the Audit Committee Report. The Board of Directors has determined that Mr. Aschinger is an “audit committee financial expert” as defined by the United States Securities and Exchange Commission (“SEC”). The Audit Committee held four (4) meetings during 2008.

The Board of Directors established a Compensation Committee in December 1999. The Compensation Committee was established to administer the Company’s compensation programs with respect to its executive management, including the CEO and executives carrying titles of Vice President or higher and reporting directly to the CEO. This includes reviewing executive compensation programs, approving compensation levels and performance targets, reviewing management performance, and approving final executive bonus distributions. The Company and the Committee believe that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Compensation Committee held two (2) meetings during 2008.

The Board of Directors established a Finance/Transactions Committee in December 2007. The Finance/Transactions Committee assists the Board in fulfilling its oversight responsibilities by reviewing and recommending to the Board appropriate action with respect to the Company’s financial plans, including a review of the Company’s capital structure, source of funds, liquidity and financial position. The Finance/Transactions Committee held three (3) meetings during 2008.

The Board of Directors established a Governance and Nominating Committee in December 2006. The Governance and Nominating Committee identifies director candidates, reviews the qualifications and experience of each person to be considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board of Directors and the shareholders. The Governance and Nominating Committee also develops the Company’s corporate governance guidelines and procedures, monitors developments in corporate governance principles and standards and makes recommendations to the Board in light of developments or changes deemed appropriate. The Governance and Nominating Committee held three (3) meetings during 2008.

The Nomination Process

The Governance and Nominating Committee recognizes that no one individual will meet all of the criteria below, but it is such Committee’s expectation that the collective Board of Directors will meet the depth and breadth of the following criteria:

•	Demonstrated personal integrity that avoids conflicts of interest and undue influence by external parties in executing board responsibilities;

•	The capacity and desire to represent the balanced, best interests of the shareholders of the Company as a whole and not primarily a special interest group or constituency;

•	Demonstrated ability to be objective in reaching decisions and disciplined in carrying a demanding workload;

•	The ability to meet the time commitment of active Board membership, which will be no less than ten (10) working days/year;

•	The ability to evaluate the Company’s financial and operating reports and to analyze the Company’s financial position;

•	A commitment to the Company and the values of the Company;

•	Knowledge of the Company’s core business;

•	Experience in and/or relationships within the Company’s industry or industries with which it deals or proposes to deal;

•	Compatibility with existing board, management and the Company’s corporate culture;

•	Ownership of shares of the Company or willingness to become an owner of shares consistent with the Company’s guidelines;

•

Knowledge of at least one functional area of board responsibility, such as financial management, fund raising, multi-stakeholder engagement, public relations, legal, organizational development, and/or human resource management;

•	Experience in corporate governance, such as experience as an officer or director of one or more publicly held companies;

•	Adequate business acumen and experience;

•	Status as a “financial expert” and “financially sophisticated” (with respect to any potential audit committee financial expert) as defined in applicable SEC rules and NYSE Amex listing standards;

•	An addition to the diversity of background and experience of the board, including with respect to age, gender, race, place of residence and specialized experience;

•

Understanding of the legal framework governing corporations, sensitivity to the public responsibilities of corporations, and awareness of changing business conditions, technologies, markets, trends and opportunities; and

•

A reputation, a position, or an affiliation befitting a director of a publicly held company, and an active engagement in an occupation or profession or an otherwise regular involvement in the business, professional or academic community.

When identifying and evaluating nominees for new directors, the Governance and Nominating Committee will first determine whether the nominee must or should be independent, which determination will be based upon the Company’s corporate governance documents, applicable securities laws, the rules and regulations of the SEC, applicable NYSE Amex rules, and the advice of counsel, if necessary. The Committee will then use the Board of Directors’ network of contacts to compile a list of potential candidates. The Committee may use a third party to identify or evaluate potential nominees. The Committee will recommend candidates to the Board of Directors, and the Board of Directors will meet to discuss and consider such candidates’ qualifications and choose a candidate by majority vote.

The Company will consider director candidates recommended by shareholders provided the procedures set forth below are followed by shareholders in submitting recommendations. The Company does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based upon the source of the director nomination. Any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company’s Secretary at 6600 Port Road, Columbus, Ohio 43125, at least 120 days prior to the first anniversary of the date in the preceding year upon which proxy materials were first mailed to shareholders. Each written nomination must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected.

The director nominees for fiscal year 2009 (Carl J. Aschinger, Jr., Benjamin Brussell and Hugh C. Cathey) are incumbent directors, and each has been unanimously approved by the independent directors.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. All members of the Committee are independent, as required by applicable listing standards of NYSE Amex and by applicable laws and rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board of Directors on January 30, 2003. The charter imposes on the Audit Committee the duties and responsibilities imposed upon audit committees generally by recent statutory and rule changes, particularly those contained in the Sarbanes-Oxley Act of 2002 (“SOX”) and the SEC rules promulgated pursuant to that Act. As set forth in the charter, management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements contained in the Annual Report on Form 10-K for the Company’s 2008 fiscal year with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standard, AU 380). The Audit Committee also reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”), their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, and has discussed the independent registered public accountants’ independence from management and the Company.

The Audit Committee discussed with the Company’s Chief Financial Officer and the independent registered public accountants the overall scope and plans for the audit by the accountants. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the aspect of auditor independence. Members of the Committee rely without independent verification on the information provided to them on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. GAAP or that the Company’s auditors are in fact independent.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2008 fiscal year for filing with the SEC. Consistent with the Board of Directors’ commitment to good corporate governance practices, the Committee will make a recommendation to the Board of Directors regarding the selection of the Company’s independent registered public accountants for the 2009 fiscal year after the Company’s required securities filings for the year ended December 31, 2008 are completed.

Submitted by the Audit Committee:

Carl J. Aschinger, Jr., Chair

Benjamin Brussell

Thomas M. O’Leary

Executive Officers

Set forth below is information regarding the current executive officers of the Company.

Officer	Age	Position
Michael R. Sayre	52	President and Chief Executive Officer

John D. Bair	43	Chief Technology and Innovation Officer, Chairman of the Board of Directors

Nicholas J. Tomashot	45	Chief Financial Officer, Treasurer and Corporate Secretary

Michael Darnell	45	Vice President, Embedded Products Group

Timothy J. Harper	39	Vice President, Services Group, Operations and Logistics

Michael R. Sayre has served as President and Chief Executive Officer of the Company since 2006 and as a director since 2001. Mr. Sayre also served as the interim Chief Financial Officer, Treasurer and Corporate Secretary during 2008 prior to the appointment of Mr. Tomashot on April 21, 2008. From 2001 to 2006, Mr. Sayre was Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Sayre served on the Board of Directors and as Executive Vice President and Chief Financial Officer of LogiKeep Inc. from 2000 to 2001. From 1996 to 2000, Mr. Sayre was the Corporate Controller for Worthington Industries, Inc. Mr. Sayre holds a Bachelor’s degree in Accounting and Computer Science and a Master’s in Business Administration from The Ohio State University.

John D. Bair is a Company co-founder and has served as the Company’s Chief Technology and Innovation Officer since 2006. Mr. Bair has served as a director since the Company’s inception and as Chairman of the Board of Directors since 1996. Mr. Bair was Chief Executive Officer from 1996 until 2006 and President from 1998 to 2004. From 1989 to 1998, Mr. Bair served as Corporate Secretary. Mr. Bair holds a Bachelor of Science degree in Computer and Information Science from the College of Engineering at The Ohio State University.

Nicholas J. Tomashot has served as the Company’s Chief Financial Officer, Treasurer and Corporate Secretary since his appointment on April 21, 2008. Prior to joining the Company, Mr. Tomashot served as Vice President Operations Finance – Thailand from 2004 to 2008 and as Vice President of Finance from 2001 to 2004 for Innovex Inc. Mr. Tomashot holds a Bachelor of Science degree in Finance from The Ohio State University and a Master’s in Business Administration from the Duke University Fuqua School of Business.

Michael Darnell has served as the Company’s Vice President, Embedded Products Group since February 2009. Mr. Darnell previously served as Vice President, Global Sales and Marketing since joining the Company in 2007. Prior to joining the Company, Mr. Darnell was Vice President of Sales & Marketing for Prism Systems, Inc. from 2005 to 2007. From 2001 to 2005, Mr. Darnell was Vice President of Sales and Marketing for GE Fanuc Embedded Systems, which acquired VME Microsystems International Corp. where Mr. Darnell served as Vice President of Sales and Marketing from 1998 to 2001. Mr. Darnell holds a Bachelor of Science degree in Electrical Engineering from Auburn University.

Timothy J. Harper has served as the Company’s Vice President, Services Group, Operations and Logistics since February 2009. Mr. Harper previously served as Vice President, Global Operations and Logistics since joining the Company in 2007. Prior to joining the Company, Mr. Harper held various executive positions with Alcatel-Lucent Global Supply Chain and Worldwide Services Divisions. Mr. Harper’s most recent positions include Director of Electronic Manufacturing Services from 2006 to 2007, Director of Worldwide Services for the Caribbean and Latin America Region from 2005 to 2006, and Director of Major Accounts Mobility from 2003 to 2005. Mr. Harper holds a Bachelor of Science in Business Administration from The Ohio State University and a Master’s in Business Administration from Capital University.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation information of the Company’s CEO and the two other most highly compensated executive officers whose compensation exceeded $100,000 for the fiscal year ended December 31, 2008:

Name & Principal Positions	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael R. Sayre	2008	$275,000	$—	$—	$8,157	$283,157
President and Chief Executive Officer	2007	$250,000	$77,407	$—	$5,520	$332,927

John D. Bair	2008	$246,000	$—	$626	$9,595	$256,221
Chairman of the Board of Directors and Chief Technology and Innovation Officer	2007	$235,885	$38,704	$—	$8,993	$283,582

Michael Darnell	2008	$205,000	$—	$626	$4,880	$210,506
Vice President, Embedded Products Group	2007	$103,846	$52,959	$18,551	$688	$176,044

(1)	Amount represents the bonus earned for the reported year based upon the Bonus Plan.
(2)

The value of the stock option awards in this column equal the accounting charge for the stock options recognized by the Company in the reported year. For a discussion of relevant assumptions used in the calculation of the fair value of the stock options on grant date and current year expense pursuant Statement of Financial Accounting Standards No. 123(R), see Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2008.

(3)

Mr. Sayre received $4,140 and $3,768, Mr. Bair received $4,140 and $3,538, and Mr. Darnell received $4,640 and $577 for 2008 and 2007, respectively, for matching and profit sharing contributions earned and payable pursuant to the Company’s defined contribution plan. In addition, Mr. Sayre received $3,465 in 2008 and $1,200 in 2007 for club membership dues. Mr. Bair received $5,215 in 2008 and 2007 for a term life insurance policy in which his spouse is the beneficiary. Also included are premiums paid on behalf of Mr. Sayre, Mr. Bair and Mr. Darnell of $552, $240 and $240, respectively, in 2008 and $552, $240 and $111, respectively, in 2007 for group term life insurance.

Employment Agreements

The Company entered into amended and restated employment agreements with John D. Bair, Chairman of the Board and Chief Technology and Innovation Officer, Michael R. Sayre, President and Chief Executive Officer, and Michael Darnell, Vice President, Embedded Products Group, on December 31, 2008.

Except as specifically described below with respect to each employee regarding duties, compensation and fringe benefits, each of the employment agreements is identical as to the following material terms:

•	The term of each employment agreement is from the effective date of each agreement to May 1, 2012 unless earlier terminated by either party in accordance with the terms of the agreement.

•

The agreements provide for the respective employee’s entitlement to: (a) receive an incentive cash bonus based upon factors and formulae established by the Board or its Compensation Committee; (b) annual paid vacation days that must be used or forfeited by February 15 of the following year; (c) stock options in such quantities and at such exercise prices as may be established by the Board or an option committee; (d) long-term disability payments; (e) attendance at personal executive development or experiential learning seminars that also benefit the Company; and (f) such other fringe benefits and perquisites as may be provided generally for the Company’s executive management pursuant to policies established or changed from time to time by the Board.

•

The agreements may be terminated by the respective employee: (a) within six (6) months of a change in control of the Company, in which case the employee shall be entitled to receive (1) continuation of his base salary and fringe benefits for six (6) months; (2) any bonus earned and/or accrued through the date of termination; and (3) immediate vesting of 100% of the unvested stock options held by the employee, such options being exercisable for a period at least 180 days following termination (subject to the Company, in its sole discretion, extending such period to up to one (1) year following the date of termination); or (b) upon voluntary resignation with not less than 30 days written notice, in which case the employee shall be entitled to receive (1) base salary and fringe benefits through the date of resignation, (2) any bonus earned and/or accrued through the date of resignation, and (3) retention of the right to exercise any vested stock options in accordance with the plan under which such options were issued. In the event that the employee fails to provide at least 30 days advance written notice of his voluntary resignation, he shall not be entitled to any portion of the bonus described in clause (b) (2) above.

•

The agreements may be terminated by the Company: (a) for cause, as defined, in which case the employee shall be entitled to receive only his base salary through the date of termination; (b) without cause, upon not less than 60 days written notice, in which case the employee shall be entitled to receive (1) continuation of his base salary and fringe benefits for 6 months, (2) any bonus earned and/or accrued through the date of termination, and (3) immediate vesting of 50% of the unvested stock options held by the employee, such options being exercisable for a period of at least 180 days following termination (subject to the Company, in its sole discretion, extending such period to up to one (1) year following the date of termination); or (c) upon the death or long-term disability of the employee.

•

The agreements also provide for non-competition and non-solicitation covenants from the employee during the course of his employment and for one (1) year after termination for any reason, and for a nondisclosure covenant from the employee during the course of his employment and indefinitely after termination.

•

The agreements include an assignment of intellectual property developed or conceived by the employee at any time during the term of his employment with the Company and for one (1) year after termination for any reason.

Sayre Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Sayre provides for an annual minimum base salary, as determined and approved by the Compensation Committee, of $275,000, and continuation of his base salary and fringe benefits for one (1) year upon termination for any reason, other than for cause.

Mr. Sayre’s duties as the President and Chief Executive Officer shall be: (1) establishing and supervising the implementation of the business policies and operating programs, budgets, procedures and direction of the Company; (2) monitoring and evaluating the effectiveness of the management of the Company; (3) implementing strategic plans for the Company; and (4) such other duties as may be assigned to him by the Board from time to time.

Bair Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Bair provides for: (a) an annual minimum base salary, as determined and approved by the Compensation Committee, of $230,000; (b) payment of life insurance premiums on a $500,000 face amount whole life insurance policy; (c) reimbursement for attendance at a technical development seminar or training of his choice for up to three (3) days during each year of the term of the employment agreement; and (d) continuation of his base salary and fringe benefits for one (1) year upon termination for any reason, other than for cause.

Mr. Bair’s duties as the Chief Technology and Innovation Officer shall be: (1) responsibility for maintaining active oversight of developments in the Company’s key markets; (2) helping the Company identify new business opportunities; and (3) such other duties as may be assigned to him by the President and Chief Executive Officer from time to time.

Darnell Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Darnell provides for an annual minimum base salary, as determined and approved by the Compensation Committee, of $205,000.

Mr. Darnell’s duties as Vice President, Embedded Products Group shall be: (1) establishing and supervising the implementation of the business policies, operating programs, budgets, forecasts, procedures and direction of the Embedded Products Group; (2) developing and implementing strategic plans for the Embedded Products Group and the Company; (3) monitoring and evaluating the effectiveness of the Embedded Products Group in contributing to the attainment of the Company’s goals and objectives; and (4) such other services as may be reasonably assigned to him from time to time by the President and Chief Executive Officer.

Outstanding Equity Awards at Fiscal Year-End

The following table indicates information about option awards that have been granted to, but unexercised by, the CEO and named executive officers as of December 31, 2008:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael R. Sayre	75,000	—	$1.85	7/7/2011
	250,000	—	$3.00	5/3/2015

John D. Bair	150,000	—	$3.30	5/3/2015
	25,000	25,000	$1.00	8/11/2018

Michael Darnell	175,000	155,000	$2.16	8/6/2017
	25,000	25,000	$1.00	8/11/2018

Compensation of Directors

Directors who are employees of the Company receive no separate compensation for their services as directors. The whole Board of Directors determines the compensation of the independent directors after receiving the recommendation of the CEO. Currently, independent directors receive a $2,000 quarterly retainer, a fee of $1,500 for each Board meeting attended, $1,000 for each Audit Committee meeting attended, and $750 for each Compensation Committee and Governance and Nominating Committee meeting attended. The Audit Committee Chair, currently Mr. Aschinger, receives a fee of $3,500 per Audit Committee meeting. The Compensation Committee Chair, currently Mr. Cathey, and Governance and Nominating Committee Chair, currently Mr. Brussell, receive a fee of $2,250 per meeting attended in which they chair. Each new independent director receives an initial grant of 20,000 stock options issued under the 2000 Director Stock Option Plan (“Director Plan”). Annually, each independent director receives a grant of 5,000 stock options from the Director Plan. All options granted under the compensation package noted above will vest over a four-year period.

The table below summarizes the compensation paid by the Company to independent directors for the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Carl J. Aschinger, Jr.	$31,000	$3,420	$34,420
Benjamin Brussell	$28,125	$3,420	$31,545
Hugh C. Cathey	$21,875	$3,420	$25,295
Thomas M. O’Leary	$19,500	$3,420	$22,920
Ralph V. Roberts	$5,000	$285	$5,285

(1)

The value of the stock options awards in this column equal the accounting charge for the stock options recognized by the Company in the reported year. For a discussion of relevant assumptions used in the calculation of the fair value of the stock options on grant date and current year expense pursuant Statement of Financial Accounting Standards No. 123(R), see Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2008. As of December 31, 2008, each Director has the following number of options outstanding: Carl J. Aschinger, Jr., 30,000; Benjamin Brussell, 30,000; Hugh C. Cathey, 20,000; Thomas M. O’Leary, 50,000; and Ralph V. Roberts, 20,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file statements of beneficial ownership of the Company’s shares of common stock. Based on a review of the forms submitted to the Company during and with respect to its most recent fiscal year, no person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), failed to file, on a timely basis, reports required by section 16(a) of the Exchange Act during the Company’s most recent fiscal year except for: (1) a Form 4 for Nicholas J. Tomashot, Chief Financial Officer, for the purchase of stock on November 25, 2008 (the item was reported on a Form 4 filed in December 2008); (2) a Form 4 for Hugh C. Cathey, Director, for the purchase of stock on November 25, 2008 (the item was reported on a Form 4 filed in February 2009); and (3) a Form 4 for Timothy J. Harper, Vice President, Service Group, Operations and Logistics, for the purchase of stock on November 26, 2008 (the item was reported on a Form 4 filed in December 2008).

Certain Relationships and Related Transactions

From January 1, 2008 to the date of this proxy statement, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years to which the Company was or is to be a participant and in which any executive officer, director, nominee of director, 5% beneficial owner of our common stock or member of their immediate family had or will have a direct or indirect material interest, except as described above under “Employment Agreements”.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known by the Company to own beneficially more than 5% of its common shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Ownership
John D. Bair	1,299,344	(2)	16.3%
6600 Port Road
Groveport, OH 43125

First Wilshire Securities Management, Inc.	1,120,590	(3)	13.8%
Lake Street Fund LP
1224 East Green Street, Suite 200
Pasadena, CA 91106

Thomas G. Berlin	585,542	(4)	7.4%
Berlin Financial, Ltd.
1325 Carnegie Ave.
Cleveland, OH 44115

(1)	Except as otherwise indicated below, the person listed in the foregoing table has the sole right to vote and to dispose of the common shares of the Company listed in his name.
(2)

Based on Schedule 13G dated February 13, 2009, as filed with the SEC by John D. Bair. Includes 150,000 shares that may be acquired by Mr. Bair upon the exercise of options that are currently exercisable or exercisable within 60 days of March 17, 2009, and 8,000 shares held by Joy S. Bair, the spouse of John D. Bair.

(3)

Based on Schedule 13G dated February 13, 2009, as filed with the SEC by Mitchell W. Howard. Includes 300,000 shares that may be acquired by First Wilshire Securities Management, Inc. upon the exercise of warrants that are currently exercisable.

(4)

Based on Schedule 13G dated January 23, 2009, as filed with the SEC by Thomas G. Berlin. Includes shared voting and disposition power with privately managed accounts of clients of Berlin Financial, Ltd. Also includes 37,500 shares that may be acquired by Thomas G. Berlin upon the exercise of warrants that are currently exercisable.

Security Ownership of Management

The following table shows the number of common shares of the Company owned by directors, nominees, each of the named executive officers, and all executive officers and directors as a group, as of March 17, 2009:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Ownership
Carl J. Aschinger, Jr.	54,100		*
John D. Bair	1,299,344	(3)	16.3%
Benjamin Brussell	30,000		*
Hugh C. Cathey	20,350		*
Michael Darnell	33,000		*
Thomas M. O'Leary	113,000		1.4%
Michael R. Sayre	352,500		4.3%
All directors and executive officers (10 persons)	1,927,294		24.1%

*	Less than one percent.
(1)	Unless otherwise indicated below, the persons listed in the table noted above have the sole right to vote and to dispose of the common shares of the Company listed in that person’s name.
(2)

Includes shares issuable pursuant to stock options exercisable within 60 days after March 17, 2009 as follows: Mr. Aschinger, 30,000; Mr. Bair, 150,000; Mr. Brussell, 30,000; Mr. Cathey, 20,000; Mr. Darnell, 20,000; Mr. O’Leary, 50,000; Mr. Sayre, 325,000; all directors and executive officers as a group, 645,000.

(3)	Includes 8,000 shares held by Joy S. Bair, the spouse of John D. Bair.

Shareholder Communications with the Board of Directors

The Company’s Board of Directors has always been, and will remain, open to communications from the Company’s shareholders. The following process for communication between shareholders and the Board was established by the Board in February 2004.

If any Company shareholder desires to send a communication to the Board, such shareholder may mail any such communication, on an anonymous or named basis, to any Director or to the Company’s Corporate Secretary (Nicholas J. Tomashot) at the Company’s headquarters at 6600 Port Road, Groveport, Ohio 43125. The Secretary will review the communication and forward it to such Director or Directors as is appropriate. While the Board certainly makes efforts to respond to communications from the Company’s shareholders, this process will not result in, nor should it be viewed to create an obligation of, a response to any communication. Shareholder proposals must be communicated in accordance with the procedures prescribed by the applicable securities laws and otherwise pursuant to the process described in the section of this proxy statement captioned “Shareholder Proposals” below.

Independent Registered Public Accountants

The Board of Directors, upon the recommendation of the Audit Committee, will select the Company’s independent registered public accountant for the year ending December 31, 2009, after the Company’s securities filings for the year ending December 31, 2008 are completed. McGladrey & Pullen, LLP (“McGladrey”) has performed the audit of the Company’s financial statements for the fiscal years ended December 31, 2008 and December 31, 2007. A representative of McGladrey is expected to be present at the Annual Meeting and to have an opportunity to make a statement if the representative desires and to respond to appropriate questions.

On January 16, 2008, the Company dismissed Maloney + Novotny LLC (“Maloney”), formerly known as Hausser + Taylor LLC, as the Company’s independent registered public accountants. Hausser + Taylor LLC performed the audit of the Company’s financial statements for the fiscal years ended December 31, 2006 and December 31, 2005. The decision to dismiss Maloney was made by the Audit Committee and approved by the full Board of Directors, and was made due to the desire to continue to utilize the audit engagement team and personnel formerly with Maloney, who are now employed by McGladrey. The report of Maloney on the financial statements of the Company for the 2006 fiscal year contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During 2006 and through January 18, 2008, there were no disagreements with Maloney on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Maloney would have caused them to make reference thereto in their reports on the financial statements of the Company for such years.

On January 17, 2008, the Company engaged McGladrey to audit the Company’s financial statements for the fiscal year ending December 31, 2007. The decision to engage McGladrey was made by the Audit Committee and approved by the full Board of Directors. Neither the Company nor anyone on behalf of the Company consulted with McGladrey regarding any of the items listed in Item 304(a)(2) of Regulation S-K.

Audit Fees

The aggregate fees billed by McGladrey for professional services related to the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2008 and December 31, 2007 were $158,000 and $105,000, respectively. The aggregate fees billed by McGladrey for professional services related to the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2008 were $24,000.

Audit-Related Fees

There were no additional fees billed in 2008 or 2007 by McGladrey for professional services reasonably related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees” above.

Tax Fees

The aggregate fees billed by Grant Thornton LLP (“Grant”) for professional services related to tax compliance were $71,367 and $15,985 for the 2008 and 2007 fiscal years, respectively. The aggregate fees billed by RSM McGladrey, Inc. (“RSM McGladrey”) for professional services related to tax compliance were $15,000 for the 2007 fiscal year.

All Other Fees

The aggregate fees billed by Grant for professional services related to SOX compliance were $2,000 and $17,848 for the 2008 and 2007 fiscal years, respectively.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee’s pre-approval policies and procedures require the independent registered public accountant to seek pre-approval by the Audit Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific fee and expense estimates for each such service. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accountant to ensure that such services are within the parameters approved by the Audit Committee. The Audit Committee approved all of the services performed by McGladrey and Grant during the 2008 fiscal year.

Shareholder Proposals

Proposals of shareholders intended to be presented at the 2010 Annual Meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy on or before 120 days in advance of the first anniversary of the date of this proxy statement. Proposals may be no more than 500 words long, including any accompanying supporting statement.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but instead is sought to be presented directly at next year’s Annual Meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal at least 45 days before the one year anniversary of the date this proxy was mailed and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to 45 days before the one year anniversary of the date this proxy was mailed.

Other Matters

Management does not know of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy in accordance with their judgment on such matters.

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, officers, directors and regular employees may solicit proxies, personally or by telephone or facsimile. The Company will reimburse banks, brokers and nominees for any out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of shares held by any banks, brokers or nominees.

/s/ Nicholas J. Tomashot
Nicholas J. Tomashot
Corporate Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Class I Directors — The Board of Directors recommends a vote FOR the listed nominees.
1. Nominees:	For	Withhold		For	Withhold		For	Withhold
01 - Carl J. Aschinger, Jr.	☐	☐	02 - Benjamin Brussel	☐	☐	03 - Hugh C. Cathey	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS
AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

B Non-Voting Items
Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide FULL title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

    <STOCK#>                        0114BB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PINNACLE DATA SYSTEMS, INC.

2009 ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John D. Bair and Michael R. Sayre, and each of them, with full power of substitution, proxies to vote and act with respect to all common shares, without par value (the “Shares”), of Pinnacle Data Systems, Inc., an Ohio corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company's headquarters located at 6600 Port Road, Groveport, Ohio 43125 on Tuesday, May 12, 2009, at 9:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the proposals listed on the reverse side and any other matters that may properly come before the Annual Meeting.

The shares represented by this Proxy will be voted upon the Election of Directors listed on the reverse side in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted to elect all directors as set forth in Item 1 on the reverse and in the discretion of the proxies, on any other matters which may properly come before the Annual Meeting or any adjournments thereof.